EXHIBIT 99

Investor Contacts: Jon Greer            Media Contact: John Cornwell
                   651-736-1915                        651-733-7698
                   jagreer@mmm.com                     jrcornwell@mmm.com

                   Matt Ginter
                   651-733-8206
                   mjginter@mmm.com

FOR IMMEDIATE RELEASE

3M Authorizes Share Repurchase


St. Paul, Minn. - Nov. 15, 2000 -- 3M's Board of Directors has authorized the repurchase of up to 10 million shares of the company's stock, effective Jan. 1, 2001, to Dec. 31, 2001. Reacquired shares will be used to support employee stock purchase plans and for other corporate purposes, including acquisitions.

     As of Sept. 30, 2000, 3M had 394,433,465 common shares outstanding and 130,491 shareholders of record.


                                 # # #

FROM:
3M Public Relations
3M Center, Building 225-1S-15
St. Paul, MN  55144-1000
(651) 733-9818